Exhibit 4.44

EXECUTION COPY

AMENDMENT TO FLOATING RATE MANAGEMENT AGREEMENT

AMENDMENT NO. 10 made effective the 20th day of March, 2013, to the Floating Rate Management Agreement dated the 9th of June 2011 (the “Floating Rate Management Agreement”), as amended; by and between CAPITAL PRODUCT PARTNERS L.P., a limited partnership duly organized and existing under the laws of the Marshall Islands (“CLP”), and CAPITAL SHIP MANAGEMENT CORP., a company duly organized and existing under the laws of Panama with its registered office at Hong Kong Bank building, 6th floor, Samuel Lewis Avenue, Panama, and a representative office established in Greece at 3, Iassonos Street, Piraeus Greece (“CSM”).

WHEREAS:

A.	CLP owns vessels and requires certain commercial and technical management services for the operation of its fleet;

B.	Pursuant to the Floating Rate Management Agreement, CLP engaged CSM to provide such commercial and technical management services to CLP on the terms set out therein;

C.	CLP wishes for CSM to provide commercial and technical services under the Floating Rate Management Agreement with respect to each of the container carrier “Hyundai Premium” and the container carrier “Hyundai Paramount”;

D.	CLP has requested that CSM agree to amend certain provisions of the Floating Rate Management Agreement, as set forth herein; and

E.	CSM is willing to agree to such amendments as set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Floating Rate Management Agreement.

Amendments.

(a) Schedule “B” of the Floating Rate Management Agreement is hereby amended to read in its entirety as follows:

SCHEDULE B

VESSELS AND DATE OF TERMINATION

Vessel Name	Expected Termination Date

Cape Agamemnon	June 2016

Arionas	August 2016

Agisilaos	December 2016

Avax	April 2017

Axios	June 2017

Akeraios	August 2017

Apostolos	September 2017

Agamemnon	December 2017

Archimidis	December 2017

Anemos I	December 2017

Alexandros II	Mar-May 2013

Hyundai Premium	Mar-April 2018

Hyundai Paramount	Mar-April 2018

Section 2. Effectiveness of Amendment. This Amendment shall become effective as of March 20], 2013 (the “Amendment Effective Date”), provided that this Amendment shall not become effective as to the container carrier “Hyundai Paramount” until its acquisition thereof (directly or indirectly) by CLP within 15 days of the Amendment Effective Date.

Section 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of CLP or CSM under the Floating Rate Management Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Floating Rate Management Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle CLP or CSM to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Floating Rate Management Agreement in similar or different circumstances. This Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Amendment Effective Date, any reference to the Floating Rate Management Agreement shall mean the Floating Rate Management Agreement with such amendments effected hereby.

Section 4. Counterparts. This Amendment may be executed in one or more signed counterparts, facsimile or otherwise, which shall together form one instrument.

IN WITNESS WHEREOF the Parties have executed this Amendment this March 20, 2013, by their duly authorized signatories with effect on the date first above written.

CAPITAL PRODUCT PARTNERS L.P. BY ITS GENERAL PARTNER, CAPITAL GP L.L.C.,

By:	/s/ Ioannis E. Lazaridis
Name:	Ioannis E. Lazaridis
Title:	Chief Executive Officer and Chief Financial Officer of Capital GP L.L.C

CAPITAL SHIP MANAGEMENT CORP.,

By:	/s/ Nikolaos Syntychakis
Name:	Nikolaos Syntychakis
Title:	Attorney-in-Fact & Legal Representative

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